Exhibit 10.04

CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT (this Agreement) made and entered to on the date last written below, by and between Hallmark Venture Group, Inc. (the “Company” or “HLLK”) and John D. Murphy, Jr. and JMJ Associates, LLC (collectively, “Murphy”), Paul Strickland and Beartooth Asset Holdings, LLC, (collectively, “Strickland” and together with Murphy, the “Transferors”), Jubilee Intel, LLC (“Jubilee” or “Transferee”) and concerns the change of control of the Company from Murphy and Strickland to Jubilee, and each shall be referred to individually as a Party and collectively the Parties.

WITNESSETH:

WHEREAS, Transferors jointly control the Company through the holding of securities as outlined in Schedule “A” (the Murphy and Strickland securities, respectively) and;

WHEREAS, Transferors desire to transfer control of the Company to Jubilee or its designee, and;

WHEREAS, Transferors are creditors of the Company through the holding of certain debt obligations and;

WHEREAS, Jubilee desires to take control of the Company in exchange for the consideration as outlined in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

RECITALS.

The above recitals are true and correct and are incorporated by reference herein.

DESCRIPTION OF TRANSACTION/CONSIDERATION.

Asset Exchange For Stock and other promises. Upon the terms and subject to the conditions set forth in this Agreement and that certain Agreement and Plan of Reorganization (see Attachment A), on the “Transfer Date” as defined herein, all of the outstanding equity securities held by Transferors shall be delivered to the Escrow Agent and be subject to the provisions of the Escrow Agreement by and between the Parties to this Agreement (see Attachment B).

Closing. Subject to the conditions set forth herein, the Closing of this transaction shall occur when; a) Preferred shares held by Transferors are transferred to Jubilee (see Schedule “A”), b) restricted common shares held by Strickland are canceled (see Schedule “A”), c) Transferors are issued the Stock Consideration as defined herein.

Issuance of Stock Consideration. Subject to any adjustments provided for herein, the aggregate consideration to be delivered, or caused to be delivered, by Jubilee to Transferors, in full consideration for the transfer of control of the Company (the “Stock Consideration”) shall be 15% of HLLK common stock (the “Adjusted Common Stock Percentage”) after such time that Jubilee restructures the Company through one or more of the following, to include, but not be limited to: merger, acquisition, reverse stock split, or other such transaction, and include an anti-dilution agreement (the “Anti-Dilution Agreement”) (Attachment C) to run concurrent with issuance date of the Stock Consideration pursuant to the issuance guidelines set forth in Schedule B attached.

Transfer Date. The Transfer Date shall be the date of Closing as defined in the Agreement and Plan of Reorganization.

APPROVAL BY BOARD OF DIRECTORS AND SHAREHOLDERS OF THE COMPANY.

The Company and Transferors represent and warrant that this Agreement has been unanimously approved and adopted by the Board of Directors of the Company at a meeting called for the purpose of acting upon the approval and to adopt the provisions of this Agreement and the schedules and attachments herein that require such meeting to be held, including, but not limited to; a) approve the resignations of Murphy as director and officer of the Company, b) nominate and appoint Evan Bloomberg as Director and Officer, c) approve all the other agreements subject to this Agreement, d) seek shareholder approval for the foregoing board actions.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND TRANSFERORS.

The Company and Transferors, for the purpose of inducing Jubilee to enter into and consummate this Agreement, represent and warrant to Jubilee as follows:

Organization and Standing of the Company and Transferors. The Company and each Transferor, as applicable, is and will be on the Closing Date duly organized, validly existing and in good standing under its respective jurisdiction. Further, The Company and each Transferor has full power to own its assets and properties and to conduct its business under the laws of its respective jurisdictions, except as set forth herein. The Company and each Transferor is not licensed or qualified as a foreign corporation in any jurisdiction and neither the nature of its properties nor the conduct of its business requires it to be so qualified. The Company and each Transferor hereby warrants that should any of the proceeding be defective, the Parties desire that this Agreement shall serve as a written authorization and obligation to cure all defects and effect the desired transfer.

Power and Authority. The Company and Transferors have the power and authority to execute, deliver and perform this Agreement and to execute, deliver and perform the change of control of the Company.

Authorization. The execution and delivery by the Company and Transferors of this Agreement and the execution and delivery of it on the Closing Date of the change of control of the Company and the performance by the Company and Transferors of their respective obligations hereunder and thereunder have been or will be prior to closing, duly and validly authorized by all requisite action of the Company and Transferors.

Binding Agreement. This Agreement has been duly executed and delivered by the Company and Transferors. This Agreement is, and when executed and delivered by it on the Closing Date, the change of control of the Company, will be the legal, valid and binding obligations of the Company and Transferors enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor’s rights generally and to general principles of equity.

Consent. No license, consent or approval of any person is required in order to operate any assets herein, or is required for the Company or Transferors’ execution and delivery of this Agreement, or, that change of control of the Company or for the consummation by the Company and Transferors of the transactions contemplated hereby or thereby.

Business Regulatory Bodies. Except as disclosed herein, attached hereto and incorporated by reference herein, there are no disputes, claims, proceedings, arbitrations or investigations, by any Business Regulatory Bodies which regulate or accredit the Company or Transferors’ business or whose accreditation of the Company or Transferors materially affects the Company or Transferors’ business, pending or to the knowledge of the Company or Transferors, threatened or contemplated against or affecting the Company or Transferors’ business or assets. Except as disclosed in this Agreement. the Company and Transferors are not aware of any state of facts or occurrence of any event that might reasonably form the basis of any such dispute, claim, action, proceeding, arbitration, or investigation which might materially adversely affect Jubilee’s business, assets, properties or prospects or the consummation of the transaction contemplated by this Agreement.

Legal Proceedings. The Company and Transferors warrant that there are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the knowledge of the Company or Transferors, threatened or contemplated against or affecting the Company or Transferors’ business or assets that would have a material adverse effect, at law, in equity, or otherwise before or by any court of government agency or body, domestic or foreign, or before an arbitrator of any kind. Except as disclosed in this Agreement, the Company and Transferors are not aware of any state of facts or occurrence of any event that might reasonably form the basis of any dispute, claim, action, suit or proceeding, arbitration or investigation against the Company or Transferors which might have a materially adverse effect on the operations, assets, properties or prospects of the Company or Transferors’ business or the consummation of the transactions contemplated by this Agreement.

Title to Property. The Company and Transferors warrant that it has good and marketable title to their respective property and assets, be they tangible and intangible personal property and good and marketable title of record to any real property, all of which are reflected in the preliminary unaudited Financial Reports for period end June 30, 2024 or acquired since the date thereof and have not been disposed of in the ordinary course of its business, free and clear of any encumbrances whatsoever, save and except for the same as described herein, which property and assets will be free and clear of all encumbrances on the Closing Date.

Schedule of Assets, Properties, Leases and Contracts. (Please see the schedules and attachments included herein).

Absence of Certain Events. The Company and Transferors have not: Sold, assigned, or transferred any of its assets or properties, except in the ordinary course of business consistent with past practice; Suffered any damage, destruction or loss, whether or not covered by insurance or suffered any repeated, recurring or prolonged shortage, cessation or interruption in the delivery of supplies, products, or utility service required to conduct their businesses or suffered any change in its financial condition or in the nature of its business or operations which had or might have an adverse effect on the operations, assets, properties or prospects of their businesses; Increased the salaries or other compensation of, or made any advances (excluding advances for ordinary or necessary business expenses) or loaned to, any or its shareholders, directors, officers or employees, or made any increase in, or any additions to, other benefits to which any of its shareholders, directors, officers or employees may be entitled other than salary increases to non-management level employees made in the ordinary course of business. Changed any of the accounting principles followed by them or the methods of applying such principles; Entered into any transactions other than in the ordinary course of business consistent with past practice;

Documentation. Neither the Company nor the Transferors nor their respective shareholders, directors, officers, or employees have made duplicate copies or removed any of the files or other records, active or inactive, relating to the Company or Transferors’ business or assets except copies of records (i) required or necessitated by law to be maintained or which will be used solely for the purposes of or as evidence of compliance with governmental laws or regulations; or, (ii) which are integral or useful to the record keeping and operations of them.

No Other Contracts to Sell. Neither the Company nor Transferors have entered into a contract to sell, mortgage, or otherwise convey or encumber the Series A Preferred or any part thereof.

Non-encumbrance. Neither the Company nor Transferors have, as of the date of this Agreement, and shall not hereafter, transfer or further encumber the Series A Preferred through the Closing Date, including the granting of any deeds, contracts encumbrances, easements or other right in the assets; no structures shall have been placed by the Company or Transferors on the real property portion of the assets from and after the date hereof through closing; and the title to the assets shall remain unchanged from and after the date hereof through the date and time of closing; excepting the transfer of title to assets in the Company or Transferors’ ordinary course of business.

JUBILEE’S REPRESENTATIONS AND WARRANTIES.

Jubilee for the purpose of inducing Transferors to enter into and consummate this Agreement, hereby represents and warrants to Transferors, as follows:

Power and Authority. Jubilee has the ability and authority to execute, deliver and perform under the provisions of this Agreement, to deliver the consideration required at Closing in exchange for the change of control of the Company.

Consents. No license, consent or approval of any person is required in connection with the execution and delivery by Jubilee of this Agreement or the change of control of the Company for the consummation by Jubilee of the transactions contemplated hereby or thereby.

Litigation. There is no pending, or, to the knowledge of Jubilee, threatened suit, action or litigation, or administrative, arbitration, or other proceeding or governmental inquiry or investigation questioning the validity of this Agreement or the transactions contemplated hereby.

Disclosure. No representation or warranty by Jubilee contained in this Agreement nor any information in any statement, certificate, exhibit, schedule or other document furnished or to be furnished to Transferors, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omissions or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

INFORMATION AND RECORDS CONCERNING THE COMPANY AND TRANSFERORS’ BUSINESS.

Access to Information and Records before Closing Date. Jubilee and its authorized representatives, prior to the Closing Date, may make, or cause to be made, such reasonable investigation and physical inspections of the assets of the Company or Transferors’ business and their respective financial and legal condition as it deems necessary and advisable. The Company and Transferors shall permit Jubilee and its authorized representatives (including legal counsel and independent accountants) upon reasonable notice, to have full access to the assets and relevant books and records of its business at reasonable business hours and it shall furnish Jubilee with such financial and operating data and other information and copies of documents with respect to the products, services, operations and properties of its business at Jubilee shall from time to time reasonable request.

Confidentiality of Transferors’ Financial Information. In the event of the termination of this Agreement prior to the Closing Date, Jubilee will deliver to Transferors all documents, work papers and other materials obtained from Transferors relating to it or the transaction contemplated hereby, whether obtained before or after the execution hereof, and Jubilee will use its best efforts to keep confidential all such information, except that such restrictions shall not apply to any information (i) which is in or comes into the public domain other than through Transferors, (ii) which was in the possession of Jubilee before the commencement of negotiations contemplated hereby, (iii) which at any time lawfully comes into the possession of Jubilee from third parties who have a right to disclose such information otherwise that in connection with this Agreement.

OBLIGATIONS OF THE PARTIES PENDING CLOSING DATE

Conduct of the Company and Transferors’ Business Pending Closing Date. Between the date of the Agreement and the Closing Date, the Company and Transferors will conduct their respective businesses solely in the ordinary course of business consistent with past practices, maintain its inventory and supplies at normal levels by replenishing them as they are consumed, maintain its existence as a corporation, and agree to take no action outside the purview of conducting the day to day business in its ordinary course. By way of example and not limitation, the Company and Transferors shall not, without Jubilee’s prior written consent, do any of the following relating to their businesses: (I) waive or commit to waive any right of substantial value; (ii) sell, lease, transfer, dispose of or encumber or commit to sell, lease, transfer, dispose of or encumber any of its business and assets; (iii) take any actions that impair the existing relationships between it and its employees and other persons and entitles having business relationships with them; (iv) take any action in the conduct of its business which would be contrary to, or in breach of, any term or representation or warranty contained in this Agreement; (v) declare or pay any dividend, or repurchase or redeem any of its equity securities or establish a sinking fund or other reserve for such purpose; (vi) issue, sell, or grant equity or debt securities including common or preferred stock, notes, debentures, bonds, options, warrants or rights; (vii) acquire an interest in any other business enterprise; (viii) amend or permit the adoption of any amendments to the Company or Transferors Articles of Incorporation or ByLaws of effect or permit the Company or Transferors to become a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (ix) form a subsidiary or acquire any equity interest in any other person; (x) other then in the ordinary course of business consistent with part practice acquire, lease or license any right or other asset to any Person or sell or otherwise dispose of, or lease or license, any right or other asset to any person; (xi) lend money to any person, or incur or guarantee any indebtedness, except that Transferors may make routine borrowings in the ordinary course of business under its respective existing line of credit; (xii) establish, adopt or amend any fringe benefit or retirement plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees, or hire any new employee whose aggregate annual compensations is expected to exceed $15,000.00; (xiii) change any of its methods of accounting or accounting practices in any respect; (xiv) commence or settle, whether or not commenced by the Company or Transferees, any legal proceeding; (xv) enter into any material transaction or take any other material outside the ordinary course of business or inconsistent with its past practices; (xvi) agree or commit to take any of the actions described in this paragraph, (xvii) incur any indebtedness for borrowed monies; or, (xviii) make any capital expenditures.

Affirmative Covenants. Between the date hereof and the closing date, the Company and Transferors will: Maintain the assets in the same repair, order and condition as they were at the time of execution of this agreement, ordinary wear and tear excepted; Maintain if full force and effect all tangible personal and real property; Maintain in full force and effect the insurance policies and binders and bonds currently in effect relating to their real and tangible properties, businesses and assets; Use its best efforts to preserve intact its present business, assets, real and tangible properties, keep available the services of its present employees and agents (but this shall not require them to make any salary increases between the date hereof and the Closing Date), and maintain its relations and goodwill with its suppliers, customers, distributors, and any others having business relations with them; Maintain all the books and records in accordance with its past practices; Comply with all provisions of the contracts and agreements relating to or effecting its business and assets and comply with the provisions of all laws, rules and regulations applicable thereto;

No Negotiation. Prior to the Closing Date, the Company and Transferors shall not directly or indirectly: Solicit or encourage the initiation of any inquiry, proposal or offer from a Person (other than Jubilee) relating to a possible Acquisition Transaction; Participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to any person (other than Jubilee) relating to or in connection with a possible Acquisition Transaction; or, Consider, entertain or accept any proposal or offer from any person (other than Jubilee) relating to a possible Acquisition Transaction. The Company and Transferors shall promptly notify Jubilee in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or Transferors prior to the Closing Date.

Contingencies/Guarantees. Transferors each warrant that it will execute strict non-compete and non- disclosure agreements in favor of Jubilee on or about the date of Closing. Transferors warrant that it maintains all proper documentation evidencing its right title and ownership to the assets listed in Exhibit A.

CONDITIONS PRECEDENT TO JUBILEE’S OBLIGATIONS

Representations and Warranties. The representation and warranties of the Company and Transferors contained in this Agreement or on any exhibit, schedule, list, certificate or document or in the documents delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at an as of such time, except to the extent affected by the transactions contemplated hereby.

Performance of Covenants. The Company and Transferors shall have performed or complied in all material respects with each of their agreements and covenants required by this Agreement to be performed or complied with by then prior to or after the Closing Date.

Transfer of Shares. On the Transfer Date, Transferors shall instruct the Company’s Transfer Agent and cause to transfer the securities as outlined in Schedule “A” attached. The Company hereby warrants that its Transfer Agent is properly licensed by FINRA and the SEC.

Legal Matters. No suit, action, investigation, or legal or administrative proceeding shall have been brought or shall have been threatened by any person which questions the validity or the legality of the transactions contemplated hereby or seeks to prohibit or limit the exercise by the Company or Transferors of any material right pertaining to the ownership of the Company’s assets after the Closing.

No Material Adverse Change. The Company’s general business and the operations or prospects thereof shall not be materially adversely affected in any way by any regulatory agency actions, whether federal, state or local, or as a result of disaster, accident, labor, dispute, claim, stoppage, cessation or interruption in business, or utility services, flood, fire or other casualty, drought, embargo, civil disturbance, uprising, activity of armed forces or act of God or pubic enemy.

CONDITIONS PRECEDENT TO THE COMPANY AND TRANSFERORS’ OBLIGATIONS

Unless waived by Transferors, Jubilee’s obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment prior to or at the Closing Date, of each of the following conditions:

Performance of Covenants. Jubilee has performed or complied in all material respects with each of its agreement and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of this Agreement by Jubilee shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to this Agreement that makes consummation of this Agreement by the Parties illegal.

CONDITIONS SUBSEQUENT

Transferors acknowledges that Jubilee is exchanging Transferors’ selected assets, properties and liabilities as defined herein only. Accordingly, Jubilee is entitled to enjoy the following Covenants of Non-Disclosure and Restrictions on Competition by Transferors:

NON-DISCLOSURE:

Transferors have acquired and developed certain trade secrets, methods of operations and proprietary information during the course of its operation of the Company. In consideration of this Agreement, Jubilee shall not divulge, sell, lend, gift, lease reveal, relay, transfer, convey, nor hypothecate any of these proprietary secrets or methods to any party whatsoever, related or unrelated to the Company, for any reason whatsoever. Jubilee acknowledges that to disclose said information to any party would negatively impact Transferors business. This non-disclosure shall remain in effect for (3) three years from the date of execution of this Agreement. Transferors further acknowledge and agree that during the period of transition, Transferors will acquire certain additional proprietary information, methods and trade secrets from Transferors’ interaction with Jubilee and their businesses. Similarly, the non-disclosure restrictions and covenants contained in this section shall apply and restrict Transferors from any disclosure of any such information acquired from Jubilee for the identical (3) three-year period.

NON-COMPETE/ RESTRICTION ON TRADE

Transferors agree that it owes a reasonable duty to not interfere with Jubilee’s success or business operations. The removal of competition from Transferors shall be considered reasonable assistance on the part of Transferors. Specifically, Transferors agree to not; compete against Jubilee, nor engage in, operate, purchase or assist with the operation, production, marketing or sales of any business, company, proprietorship, partnership, personal entity or association whatsoever, that engages Jubilee’s business for a period of (3) three years from the date of execution of this Agreement. Transferors agree that breach of this restriction on trade will immediately cause Jubilee direct financial harm and damages and therefore, Jubilee shall be entitled to immediate injunctive relief to cease any activities in conflict or competition with Transferors, prior and in addition to monetary damages.

INDEMNIFICATION.

Each Party hereto shall indemnify and hold harmless (such party is hereinafter referred to the “Indemnifying Party”), each other party against any and all losses, costs, expenses, claims, damages or other liabilities, including the amount of any settlement approved by such Indemnifying Party, expenses of enforcing this Agreement, which such other party (the “Indemnified Party”) may suffer, incur or become subject to, and to reimburse the Indemnified Party for any legal, audit or other expenses incurred by it in connection with investigating any claims and defending any actions, in so far as such losses, costs, expenses, claims, damages, liabilities or actions arise out of or are based upon (i) false, misleading or untrue representations or a breach of any warranty made by the Indemnifying Party herein, or in any exhibit, schedule, written statement, list, certificate, or other instrument attached to this Agreement or delivered to the indemnified party pursuant hereto; or (ii) any breach or default in any performance by the Indemnifying Party of any of its covenants or agreements with the Indemnified Party; or, (iii) in cases where Transferors are the Indemnified Party and Shareholders are the Indemnifying Party, any liability or obligation of them which is not assumed by Jubilee at the Closing Date pursuant to the provisions of this Agreement.

An Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Party of the assertion of any claim or the discovery of any facts upon which the Indemnified Party intends to base a claim for indemnification hereunder. With respect to any claim made by a third party against which an Indemnifying Party is seeking indemnification hereunder, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Indemnified Party shall fully cooperate with the Indemnifying Party subject to reimbursement for actual out of pocket expenses incurred as a result of such request by the Indemnifying Party. If the Indemnifying Party either does not elect to assume control or otherwise participate in the defense of any third party claim, the Indemnifying Party shall be bound by the results.

TERMINATION.

This Agreement may be terminated at any time prior to Closing Date by: a) Jubilee, should Transferors fail to produce evidence of the transfer of Schedule “A” assets to Jubilee; b) The reorganization of the Company fails to be completed.

MISCELLANEOUS.

Survival of Representations and Warranties. All representations, warranties, covenants, indemnifications and agreements made by any Party in this Agreement, or in any Exhibit, schedule, certificate, the Documents, document or list delivered by any such Party pursuant hereto shall survive the Closing Date. Notwithstanding any investigation conducted before, on, or after the Closing Date, or the decision of any Party to complete the transactions contemplated by this Agreement, each party hereto shall be entitled to rely upon the representations and warranties of the other Party or Parties.

Best Efforts. The Parties shall use their respective best efforts with respect to matters within their control to cause the transactions contemplated by this Agreement to be consummated.

Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purposes of carrying out or evidencing any of the transactions contemplated by this Agreement.

Costs and Expenses. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transaction contemplated hereby.

Performance. Should any party default in the performance of the terms and conditions of this Agreement or any other agreement referred to herein which results in the filing of a lawsuit for damages, specific performance or other remedy, the substantially prevailing party in such lawsuit shall be entitled to recover his, her or its reasonable attorney’s fees and court costs from the losing party or parties, including the same on appeal.

Benefit and Assignment. This Agreement shall be binding upon: the Company and successors and assigns (if any); the Transferors and their respective personal representatives, executors, administrators, estate, heirs, successors and assigns (if any); and Jubilee and its successors and assigns. This Agreement shall inure to the benefit of: the Company, the Transferors, Jubilee and the respective heirs, personal representatives, successors and assigns (if any) of the foregoing.

Effect and Construction of this Agreement. This Agreement and the exhibits and schedules hereto embody the entire Agreement and understanding between the parties and supersedes any and all prior agreements, arrangements, and understandings relating to matters provided for herein, The captions are for convenience only and will not control or affect the meaning or construction of the provisions of the Agreement. This Agreement may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument. The singular shall include the plural, the plural shall include the singular and one gender shall include all genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction of interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”. Except as otherwise indicated, all referenced in this Agreement to “Sections”, “Paragraphs”, Subparagraphs, “Exhibits”, and “Schedules” are intended to refer to Sections, Paragraphs, Subparagraphs, Exhibits and Schedules to this Agreement. All Schedules and Exhibits are integral parts of this Agreement and are incorporated into this Agreement by reference. Bold Faced headings in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

Notices. All notices required of permitted hereunder shall be in writing and shall be deemed to be properly given when (i) personally delivered to the party entitled to receive the notice, or (ii) when sent by certified or registered mail, postage prepaid and properly addressed to the party entitled to receive such notice, or (iii) when delivered (and receipted for) by an overnight delivery service, or (iv) when first sent by facsimile transmission, e-mail, or other means of instantaneous communication, provided such communication is promptly confirmed by personal delivery, mail or an overnight delivery service as provided for herein, addressed in each case as follows:

If to Jubilee:

701 S Carson St, STE 200

Carson City, NV 89701

If to Murphy:

5112 West Taft Road, Suite M,

Liverpool, NY 13088

If to Strickland:

120 State Ave NE, Suite 1014,

Olympia, WA 98501

If to Company:

5112 West Taft Road, Suite M,

Liverpool, NY 13088

Amendments, Waiver, Discharge, Etc. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the Parties hereto by their duly authorized officers or representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, not in any way to affect the validity of this Agreement or any part thereof of the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to that state’s conflict of laws provision. Venue shall be Clark County, Nevada, only.

Time of the Essence. Time is of the essence of this Agreement.

Severability. In the event that provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

Effect of Transaction. The parties acknowledge that this Agreement pertains to a sale transaction and nothing herein shall be construed to create any partnership, joint venture, agency or any other type of relationship whatsoever.

[signatures of following page]

[Signature Page to Change of Control Agreement]

IN WITNESS WHEREFORE, each of the parties hereto have duly executed this Agreement as of the day and year below written.

Hallmark Venture Group, Inc.		Paul Strickland
(individually)

John D. Murphy, Jr.
Title:	CEO	Title:
Date		Date:

John D. Murphy, Jr.		Beartooth Asset Holdings, LLC
(individually)

Paul Strickland
Title:		Title:	Manager
Date:		Date:

Jubilee Intel, LLC
JMJ Associates, LLC

Evan Bloomberg
John D. Murphy, Jr		Title:	Manager
Title:	Manager	Date:
Date:

SCHEDULE “A”

Securities Held to be Transferred or Canceled Pursuant to this Agreement

● 75,000 Series A preferred shares held by JMJ Associates, LLC (controlled by John D. Murphy, Jr.), to be transferred to Evan Bloomberg.

● 25,000 Series A preferred shares held by Beartooth Asset Holdings, LLC (controlled by Paul Strickland) to be transferred to Evan Bloomberg.

● 98,259,679 restricted common shares held by Beartooth Asset Holdings, LLC (controlled by Paul Strickland) to be canceled / returned to Treasury.

Schedule “B”

John D. Murphy, Jr., TIN: 5112 West Taft Road, Suite M, Liverpool, NY 13088 : 5%

Selkirk Global Holdings, LLC EIN:, 120 State Ave NE, STE 1014, Olympia, WA 98501: 10%

Attachment A

Agreement and Plan of Reorganization

Attachment B

Escrow Agreement

Attachment C

Anti-Dilution Agreement